UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 26, 2015

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza Galveston, Texas	77550-7999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2014, the death of former Board member William L. Moody, IV resulted in our noncompliance with NASDAQ Listing Rule 5605(b)(1). Such rule requires that our Board of Directors be comprised of a majority of independent directors. The appointment by the Board of William C. Ansell and James P. Payne as independent directors on February 26, 2015, as described in Item 5.02 below, has allowed us to return to compliance with Listing Rule 5605(b)(1). On February 26th, we notified NASDAQ of these Board appointments. We received confirmation from NASDAQ on March 3, 2015 that, with this public disclosure of the matter in accordance with applicable NASDAQ rules and securities law requirements, we have returned to compliance with Listing Rule 5605(b)(1) and that the matter is now closed.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

At the February 26, 2015 regular meeting of our Board of Directors, Dr. Shelby M. Elliott resigned from service as a director and was thereafter appointed as an advisory director by our Board. In order to fill the vacancies created by Dr. Elliott’s resignation and by William L. Moody, IV’s death, the Board of Directors, at the same meeting, appointed William C. Ansell and James P. Payne as directors, for terms ending at the next regularly scheduled Annual Meeting of Stockholders. In making such appointments, the Board determined that Mr. Ansell and Mr. Payne are independent under the rules of the NASDAQ Stock Market. Mr. Ansell and Mr. Payne will be compensated for their service on the Board in accordance with our standard compensatory arrangements for independent directors, which are described under the heading “Director Compensation” in our definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 1, 2014 (the “Proxy Statement”). Dr. Elliott’s resignation was not because of any disagreement with us on any matter relating to our operations, policies or practices.

Mr. Ansell (age 57) has been Vice President and a shareholder of DRDA, PLLC, a Galveston, Texas accounting firm, since 2001. Since 2012, he has also served as a member of DRDA Wealth Management, LLC, a wealth management and accounting services firm, and as Treasurer of Ducks Unlimited de Mexico, a non-profit conservation organization.

Mr. Payne (age 70) was Senior Vice President - Secretary, National Western Life Insurance Company, Austin, Texas, from 1998 to his retirement on February 23, 2015. He also served as an officer and director of various subsidiaries of such company.

Certain transactions between us and National Western Life Insurance Company, Mr. Payne’s former employer, are described under the heading “Certain Relationships and Related Transactions” in the Proxy Statement. There are no other transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K with respect to Mr. Ansell or Mr. Payne.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ John J. Dunn, Jr.
Name:	John J. Dunn, Jr.
Title:	Executive Vice President and Corporate Chief Financial Officer

Date: March 3, 2015